ASSET PURCHASE AND SALE AGREEMENT


         THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement"), is entered into effective as of April 29, 1999, among INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation ("IFT") and THE NETWORK CONNECTION, INC., a Georgia corporation ("TNCI").

                                R E C I T A L S :

         WHEREAS, IFT is engaged primarily in the interactive entertainment devices business (the "Business");

         WHEREAS, TNCI desires to purchase, and IFT desires to sell all of its right, title and interest in and to all or substantially all of the tangible and intangible assets relating to the Business as now conducted (the "Assets") and specific liabilities relating to the Business ("Liabilities," with the Assets "Net Assets") in exchange for restricted stock of TNCI.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, IFT and TNCI hereby agree as follows:

                               C O V E N A N T S :

         1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date, as defined in Paragraph 4 (the "Closing
Date") IFT shall sell, convey, transfer and assign to TNCI, and TNCI shall purchase from IFT, all of IFT's right, title and interest in and to the Assets described in Schedule 1.1.1 (the "Assets"). TNCI shall pay the consideration set forth in Paragraph 3, "Purchase Price," to purchase the Assets. All of the Exhibits and Schedules referred to in this Agreement are made a part of the Agreement by this reference.

         2. ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, TNCI shall assume the Liabilities of IFT as set forth in
Schedule 2.1 (the "Assumed Liabilities"), which shall specifically include any and all liabilities relating to any potential claims arising out of IFT's relationship with Swissair all as set forth in more detail on Schedule 2.1. Except as set forth in Schedule 2.1, TNCI shall not assume any other liabilities or obligations in connection with its purchase of the Assets.

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         3. PURCHASE PRICE AND PAYMENT FOR ASSETS.

          3.1 TNCI will acquire the Assets in consideration for:

            3.1.1 its issuance to IFT of the greater of 1,055,745 restricted shares of its voting common stock, $.001 par value ("Common Stock"), or the maximum number of authorized but unissued shares of Common Stock of TNCI not otherwise reserved for issuance as of the Closing Date provided TNCI has received the approval of the Nasdaq Stock Market, Inc. to issue such maximum number of shares as contemplated in Paragraph 9.2;

            3.1.2 its issuance to IFT of that number of shares of its Series D Preferred Stock (the terms and conditions of which are set forth on Schedule 3.1.1-A) such that the total of the number of shares of Common Stock into which the Series D Preferred Stock is convertible plus the number of shares of Common Stock issued to IFT under Paragraph 3.1.1 is equal to sixty percent (60%) of the outstanding shares of capital stock of TNCI immediately following the Closing Date, taking into account the issuance of such Common Stock to IFT under Paragraph 3.1.1 and the conversion of Series D Preferred Stock into Common Stock, and treating all convertible securities, options, warrants or other rights to acquire securities of TNCI as if converted or exercised as of the close of business on the date immediately preceding the Closing Date (whether or not actually converted or exercised as of the Closing Date) into Common Stock. The shares of Common Stock and Series D Preferred Stock to be issued to IFT as consideration for the transaction contemplated by this Agreement are collectively referred to in this Agreement as the "TNCI Shares." Schedule 3.1.1-B attached hereto sets forth the computation of the TNCI Shares to be issued to IFT; and

            3.1.3 The assumption by TNCI of the Liabilities.

         3.2 The purchase price ("Purchase Price") shall be allocated among the Assets according to Schedule 3.2.

         3.3 TNCI and IFT will determine, as of the Closing Date, the number of TNCI Shares to be issued to IFT pursuant to this Paragraph 3, and TNCI shall deliver a certificate at closing, signed by the chief financial officer of TNCI, certifying the accuracy of such number.

         3.4 IFT will transfer title to the Assets and make the Corporate Records of IFT available for copying to TNCI on the Closing Date. The term "Corporate Records" shall mean any and all records kept by IFT regarding the Assets and Assumed Liabilities identified on Schedule 3.4.

         4. CLOSING DATE.

            4.1 The closing under this Agreement shall take place at the offices of Streich Lang, P.A., Renaissance One, Two North Central, Phoenix, Arizona 85004-2391 on a date ("Closing Date") as soon as practicable after:

                  4.1.1 Execution of this Agreement;

                  4.1.2   Completion   of  the   due   diligence   investigation
contemplated under Paragraph 8, "Due Diligence Inspection of Premises and Confidential Information";

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                  4.1.3  Satisfaction  of all conditions to closing set forth in
Paragraph 9, "Conditions Precedent to Obligations of TNCI," and Paragraph 10, "Conditions Precedent to the Obligations of IFT";

                  4.1.4 Receipt of any required approvals under Arizona and Georgia corporate law and any other required regulatory approvals and all consents or waivers from other parties to licenses, indentures, agreements and other instruments that are required (except where the failure to obtain such would not have a material adverse effect on either party): (i) in connection with the sale, transfer, assignment or conveyance of the Assets and assignment of Assumed Liabilities or the consummation of the transactions contemplated by this Agreement or (ii) for preventing the acceleration or termination, or creating the existence of a right to terminate or accelerate upon consummation of this transaction, of any right, privilege, license, franchise, permit or agreement of either IFT or TNCI, which consents or waivers shall have been obtained at the expense of IFT or TNCI, as relevant; and

                  4.1.5 Receipt of a "fairness opinion" by TNCI, which fairness opinion is satisfactory in form and scope to the board of directors of TNCI.

            4.2 The Closing Date shall be no later than May 15, 1999, provided that IFT may extend the Closing Date for up to an additional thirty (30) days.

         5. REPRESENTATIONS AND WARRANTIES OF IFT. IFT represents and warrants to TNCI that:

            5.1 ORGANIZATION AND GOOD STANDING. IFT is a corporation duly organized and existing in good standing under the laws of the State of Delaware. IFT has full corporate power and authority to carry on the Business as now conducted and to own or lease and operate the Assets. IFT is duly qualified to transact business in the State of Delaware, the State of Arizona, and in all states and jurisdictions in which the Business or ownership of the Assets makes it necessary so to qualify, and the failure to so qualify could have a material adverse effect on the Assets or the Business of IFT.

            5.2 FINDERS. No agent, broker, person or firm acting on behalf of IFT is, or will be, entitled to any commission or broker's or finder's fees from any of the parties to this Agreement, or from any person controlling, controlled by or under common control with any of the parties to this Agreement, in connection with any of the transactions contemplated in this Agreement.

            5.3 AUTHORITY. IFT has the requisite power and authority to own and transfer the Assets, to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by IFT has been duly authorized by its Board of Directors. This Agreement is valid and binding upon IFT, and is enforceable against IFT in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

            5.4 VALIDITY OF AGREEMENT. Neither the execution nor the delivery of this Agreement by IFT, nor the performance by IFT of any of the respective covenants or obligations to be performed by IFT hereunder, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to IFT, or in any breach of any terms or provisions of either the Certificate of Incorporation or Bylaws of IFT, or constitute a default under any indenture, mortgage, deed of trust or other material contract to which IFT is a party or by which IFT or the Assets are bound.

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            5.5 ABSENCE OF UNDISCLOSED  LIABILITIES AND OBLIGATIONS.  IFT has no
liability of any nature (whether accrued, absolute, contingent or otherwise) related to the Business or the Assets, except to the extent set forth in
Schedule 5.5, and as reflected on IFT's financial statements, delivered to TNCI pursuant to paragraph 5.6 hereof.

            5.6 FINANCIAL STATEMENTS AND PUBLIC REPORTS. The audited consolidated financial statements of IFT for the fiscal year ended October 31, 1998, with accompanying notes, as contained in IFT's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998, and the unaudited financial statements of IFT for the fiscal quarter ended January 31, 1999, with accompanying notes, as contained in IFT's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1999 delivered to TNCI, fairly and accurately present, in all material respects, the financial condition, the assets and liabilities of IFT at such dates, and the results of its operation and changes in its financial position for the periods and years ended on such dates, in conformity with generally accepted accounting principles consistently applied. Such financial statements (the "Financial Statements") have been prepared from the books and records of IFT in accordance with GAAP, on a consistent basis, and contain and reflect all necessary adjustments for a fair and accurate presentation of IFT's financial condition as of the dates of such statements and for the year and period, respectively, ended on such dates.

            5.7 ABSENCE OF CERTAIN CHANGES. During the period from January 31, 1999 through and including the Closing Date, IFT has not, with respect to the Business and the Assets:

                  5.7.1 Suffered any material adverse change affecting the Assets, Liabilities, or Business;

                  5.7.2 Sold or transferred any of the Assets or canceled any indebtedness or claims owing to it which constitute part of the Business, except in the ordinary course of business and consistent with its past practices;

                  5.7.3 Sold, assigned or transferred any formulas, trade secrets, inventions, patents, patent applications, trademarks, trade names, copyrights, copyright applications, licenses, computer programs or software, know-how or other intangible assets, which constitute part of the Assets;

                  5.7.4 Amended or terminated any contract, agreement or license constituting part of the Business to which it is a party otherwise than in the ordinary course of business or as may be necessary for the consummation of the transactions described herein;

                  5.7.5 Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any single instrument of indebtedness which constitutes part of the Assumed Liabilities, in excess of $25,000, or incurred aggregate additional indebtedness which constitutes part of the Assumed Liabilities in excess of $50,000, except in the ordinary course of business and consistent with its past practices;

                  5.7.6 Mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets, except in the ordinary course of business and consistent with its past practices; or

                  5.7.7  Entered  into  or  committed  to  any  other   material
transaction as part of the Business other than in the ordinary course of business, consistent with past practices.

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            5.8 TAXES. IFT (and any predecessor corporation or partnership as to which IFT is the transferee or successor) has timely filed, or has timely secured an extension and will (within the permitted extension) file, all tax returns, including federal, state, local and foreign tax returns, tax reports and forms, as to which the due date for filing is prior to the Closing Date; has reported all reportable income on such returns; has adopted and followed in the preparation of such returns methods of accounting accepted by law, and has not changed any methods of accounting without compliance with procedures required by law; has not deducted any expenses or charges or claimed any credits which are not allowable; and except as set forth in Schedule 5.8, has paid, or accrued and reserved for, all taxes, penalties and interest shown to be due or required to be paid pursuant to the returns as filed, or as adjusted pursuant to amendment or correction. IFT has also provided copies of all federal and state income and sales tax returns filed, FICA and state income taxes withholding returns filed and evidence of payment of such taxes as listed in Schedule 5.8 hereto. IFT has
(i) paid or will pay by the Closing Date any property taxes owed with respect to the Assets that are due and payable through the Closing Date; and (ii) no knowledge of any deficiency or assertion of any deficiency relating to property taxes on the Assets. No examination, audit, or inquiry of any tax return, federal, state or otherwise of IFT is currently in progress and IFT has not been advised by any taxing authority of any intent to commence any inquiry, audit or examination of any tax return from any taxing authority or of any issue or questions relating to any return, report or declaration that would result in the assertion of any deficiency for any federal state, local, or other tax or interest or penalties in connection therewith. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of IFT.

            5.9 TITLE TO THE ASSETS. IFT has good and marketable title to all of the Assets, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature whatsoever other than those liabilities set forth in the Financial Statements. Any security interests, liens, encumbrances, mortgages or charges on the Assets not set forth in IFT's Financial Statements shall be discharged in full on or before the Closing Date and evidenced by UCC Releases delivered by IFT on the Closing Date. The tangible personal property (other than inventory) of IFT is in good working order, normal wear and tear excepted.

            5.10 LEASES. Schedule 5.10 sets forth a list of each lease or occupancy, possessory or similar agreement, as the same may have been amended or modified under which IFT is lessee of, or holds or operates, any real property owned by a third party and which is used in the Business (the "Leased Real Property"). IFT has delivered a true and correct copy of each such agreement to TNCI. IFT does not own any real property.

            5.11 ACCOUNTS RECEIVABLE. No amount included in the accounts receivable of IFT as of January 31, 1999, has been released or settled for an amount less than the value at which it was included in the financial statements as of that date. Except as to the Swissair accounts receivable, there are no facts or circumstances (other than general economic conditions) which would result in any material increase in the uncollectibility of such accounts receivable over historical collection rates.

            5.12 MATERIAL DOCUMENTS. Set forth in Schedule 5.12 is a complete list of all material documents with respect to the Assets or the Business to which IFT is a party (the "Scheduled Agreements"). All such documents listed on and attached to Schedule 5.12 are legal, valid, enforceable and accurate and complete copies of such material documents (or, with the consent of TNCI, forms thereof) as have been requested by TNCI have been provided to TNCI. As used herein, material documents shall mean agreements, covenants and any other instrument that relates to an assets that is material to the Business, or which otherwise involves an expenditure or liability of IFT in excess of $30,000 in

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the  aggregate.  Except  as set  forth in  Schedule  5.12,  consummation  of the transactions contemplated hereby will not cause a breach of or constitute a default (with or without the giving of notice or the lapse of time or both) under any of the Scheduled Agreements, result in the forfeiture or impairment of any rights thereunder, require the consent, approval or act of, or the making of any filing with, any other Person pursuant to the terms thereof (to the extent the absence of such consent or approval would constitute a breach or default, or require or result in the payment of any assignment or related fees or costs). Except as set forth in Schedule 5.12, IFT has fulfilled and performed its material obligations under each of the Scheduled Agreements and is not in breach or default under, nor, to IFT's knowledge, is there any basis for termination of any of the Scheduled Agreements, and no other party to any of such Scheduled Agreements has, to IFT's knowledge, breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice, or both, would constitute such a default or breach by IFT or, by any such other party. Except as set forth on
Schedule 5.12, IFT is not currently renegotiating any of the Scheduled Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the written Scheduled Agreements
(including   without   limitations   all   amendments,   supplements   or  other
modifications thereto or waivers of right thereunder) have heretofore been delivered to TNCI. A complete and correct description of each oral Scheduled Agreement appears in Schedule 5.12 in which such Scheduled Agreement is listed.

         5.13 INTELLECTUAL PROPERTY.

            5.13.1 Schedule 5.13.1 contains a list and brief description of:

                  5.13.1.1 all United States and foreign patents and patent applications, all United States, state and foreign trademarks and trademark applications, service marks, trade names and copyrights and copyright applications for which registrations have been issued or applied for, and all other United States, state and foreign trademarks, service marks, trade names and copyrights (other than for software) owned or used by IFT;

                  5.13.1.2 all agreements, contracts, or licenses, relating or pertaining to any asset, property or right of the character described in the preceding clause (i) to which IFT is a party;

                  5.13.1.3 all licenses or agreements pertaining to mailing lists, know-how, trade secrets, inventions, disclosures or uses of ideas to which IFT is a party; and

                  5.13.1.4 all registered, assumed or fictitious names under which IFT is conducting activities related to the Business or has within the previous five years conducted activities related to the Business.

            5.13.2 Except as otherwise disclosed in Schedule 5.13.1.2, to IFT's knowledge, all patents, trademarks and registered copyrights owned, controlled or used by IFT are valid and in force and all patent applications, trademark registrations and copyright registrations of IFT listed therein are in good standing all, to the knowledge of IFT, without challenge of any kind and except as otherwise disclosed in Schedule 5.13.1.2, IFT owns the entire rights, title and interests in and to such patents and patent applications free and clear of all Encumbrances. To IFT's knowledge, all of the registrations for trade names, trademarks, service marks and registered copyrights listed in Schedule 5.13.1,

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as being owned, or used by IFT are valid and in force and all  applications  for such registrations are in good standing, all without challenge of any kind, and to IFT's knowledge, the entire right, title and interest in and to each such trade name, trademark, service mark and copyright so listed as well as the registrations and application for registration therefor is owned by IFT, free and clear of all encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, trade names, service marks and copyrights and registrations, applications or deposits therefor and all the licenses listed in Schedule 5.13.1, have heretofore been delivered by IFT to TNCI.

                  5.13.3 To IFT's knowledge, IFT has good and marketable title to that computer software described as "Owned Software" on Schedule 5.13.1.4 hereto (the "Owned Software"), free of all claims, including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such computer software, except as set forth on Schedule 5.13.1.4. Except as set forth on Schedule 5.13.1.4 hereto, IFT has the right and license to use that software described as "Licensed Software" on Schedule 5.13.1.4 hereto (the "Licensed Software") free and clear of any limitations or encumbrances except as may be set forth in any license agreements listed in
Schedule 5.13.1.4. Except as disclosed on Schedule 5.13.1.4, IFT is in full compliance with all provisions of any license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Schedule 5.13.1.4, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software and none of the Owned Software is dependent on any Licensed Software in order to freely operate in the manner in which it is intended. The Owned Software and Licensed Software constitute all software used in the Business ("IFT's Software"). IFT has not received notice that it is infringing any intellectual property rights or any other person or entity with respect to IFT's Software, and to the knowledge of IFT no other person or entity is infringing any intellectual property rights of IFT with respect to IFT's Software which IFT leases or licenses to it.

            5.14 GOVERNMENTAL PERMITS.

                  5.14.1 IFT owns, holds or possesses all governmental licenses, franchises, permits, privileges, immunities, approvals, registrations, easements, rights and other authorizations which are necessary to entitle it to own, lease, operate and use its assets and properties and to carry on and conduct the Business as currently conducted (herein collectively called "IFT Permits"). Schedule 5.14.1 sets forth a list and brief description of each such IFT Permit held by IFT as of the date of this Agreement. Complete and correct copies of all of the IFT Permits listed in Schedule 5.14.1 have heretofore been delivered to TNCI by IFT.

                  5.14.2 IFT is in compliance in all material respects with each of the IFT Permits owned, held or possessed by it, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such IFT Permit. No notice of cancellation, of default or of any dispute, appeal or inquiry concerning any IFT Permit, or of any event, condition or state of facts set forth in the preceding sentence, has been received by IFT. Except as set forth in Schedule 5.14.3, each of the IFT Permits is valid subsisting and in full force and effect without challenge of any kind.

            5.15 LITIGATION. Except as set forth in Schedule 5.15, there are no actions, claims or proceedings pending or threatened before any court, administrative agency or governmental body relating to the Assets or the Business which may have an adverse effect on the Business, the Assets, or IFT's financial condition. There is no action, suit, proceeding or investigation

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pending or, to IFT's  knowledge,  threatened  which  questions  the  legality or propriety of the transactions contemplated by this Agreement or which seeks to prevent or materially delay the transactions contemplated by this Agreement.

            5.16 EMPLOYEES. Schedule 5.16 sets forth the name and current monthly salary and any accrued benefit for each employee of IFT set forth on the attached Schedule who the parties agree shall be offered employment by TNCI immediately after the Closing. There will be no changes in Schedule 5.16 through the Closing Date, unless TNCI is advised of such changes in advance; provided that to the exact TNCI reasonably disapproves of such change, TNCI shall have the right to not offer employment to such person after the Closing.

            5.17 COMPLIANCE WITH LAWS. Except as set forth in Schedule 5.17, IFT has conducted and is continuing to conduct the Business in compliance in all material respects with, and is in compliance in all material respects with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any material respect to the conduct of the Business or use of properties, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation of environmentally hazardous materials ("Environmental Laws"); (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by IFT and the consummation by IFT of the transactions contemplated by this Agreement will not violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by IFT to be created thereunder, except to the extent it would not cause a material adverse effect on the Assets or the Business. IFT has not taken any action that requires notification of the employees of IFT pursuant to the provisions of the WARN Act or that would cause IFT to have any liability thereunder. There are no injunctions, orders, awards, decrees of any governmental body or political subdivision currently in effect against IFT.

            5.18 FILINGS. IFT has made all filings and reports required under all local, state and federal laws and regulations with respect to the Business and the Assets, except where the failure to make such filings and reports would not have a material adverse effect on the Business or the Assets.

            5.19 INSURANCE COVERAGE. The policies of fire, liability or other forms of insurance of IFT relating to the Business and Assets are described in
Schedule 5.19.

            5.20 CHARTER AND BY-LAWS. IFT has heretofore delivered to TNCI true, accurate and complete copies of the Certificate of Incorporation and By-Laws of IFT, together with all amendments to each of the same as of the date hereof.

            5.21 CORPORATE MINUTES. The minute books of IFT previously made available to TNCI are the correct and only such minute books and do and will contain complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its stockholders, Board of Directors and committees thereof through the Closing Date. The stock records of IFT previously delivered to TNCI at the Closing are copies of the correct and only such stock records and accurately reflect all issues and transfers of record of the capital stock of IFT.

            5.22 DEFAULT ON INDEBTEDNESS. IFT is not in monetary default or in material default in any other respect under any evidence of indebtedness for borrowed money, which is secured by a lien on the Assets.

            5.23 GOVERNMENTAL APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by IFT, except for any filings required to be made after the Closing Date, which are identified on Schedule 5.23.

            5.24 INVESTMENT INTENT.

                  5.24.1 Investigation; Investment Representation. IFT (i) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder;
(ii) has been afforded the opportunity to ask questions of, and receive answers from, TNCI concerning the terms and conditions of its investment, the transactions contemplated hereby and the business and affairs of TNCI; (iii) has examined, to the extent it deems appropriate, all of the agreements and documents referred to herein or in the schedules hereto and such other documents that it has requested, and has been provided copies of and has reviewed (x) all of TNCI's public filings made pursuant to the Securities Exchange Act of 1934, as amended, which have been filed by TNCI since December 31, 1998, and (y) the Risk Factors set forth on Schedule 5.24.1; and (iv) understands that the TNCI Shares are not being registered under the 1933 Act, on the grounds that the issuance thereof is exempt from registration under Paragraph 4(2) of the 1933 Act, as a transaction by an issuer not involving a public offering, and TNCI's reliance on this exemption is predicated in part on IFT's representations and warranties contained in this Paragraph 5.24.1. IFT is acquiring the TNCI's Shares for its own account, for investment purposes only and not with a view to the distribution or resale thereof. IFT acknowledges that the certificates evidencing the TNCI Shares shall bear restrictive securities legends and shall not be transferable in the absence of the distribution thereof being registered under the 1933 Act or any applicable state securities laws, or the applicability of exemptions therefrom based upon an opinion of counsel acceptable to TNCI. IFT is an "accredited investor," as that term is defined in Regulation D, as promulgated under the 1933 Act.

                  5.24.2 Stop Transfer Instructions and Legend. IFT acknowledges that TNCI may cause its transfer agent to establish appropriate stop transfer instructions with respect to the TNCI Shares, and shall cause to be set forth on the certificates representing any TNCI Shares, a legend substantially in the following form:

                  "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or under any applicable state securities laws. No transfer of such securities shall be valid or effective except in accordance with the applicable requirements of the Securities Act of 1933, as amended, or applicable state securities laws. In the absence of registration under the Securities Act of 1933 and applicable state securities laws, no transfer of such securities shall be made in the absence of an exemption therefrom."

            5.25 PRODUCT LIABILITY CLAIMS; PRODUCT WARRANTIES. Schedule 5.25 sets forth all product liability claims pending or, to the knowledge of IFT, threatened against IFT and all product liability claims paid by or on behalf of IFT for the three (3) year period prior to the date of this Agreement. Except as set forth on Schedule 5.25, IFT has not given or offered any warranty covering any products sold or distributed by it, and IFT has not extended to its customers any indemnification or guarantees.

            5.26 ENVIRONMENTAL PROTECTION.

                  5.26.1 Except as set forth on Schedule 5.26.1;

                        5.26.1.1 The operations of IFT comply in all material respects with all applicable Environmental Laws and there are no substances or conditions existing at any facility that may support a claim or cause of action against IFT or TNCI under any Environmental Laws.

                        5.26.1.2 IFT has obtained, or has taken appropriate steps as required by Environmental Laws to obtain, all environmental, health and safety permits necessary for its operations, and all such permits are in good standing and IFT is currently incompliance with all terms and conditions of such permits; and

                        5.26.1.3 IFT's facilities and operations at the facilities are not subject to any judicial or administrative proceeding, order, judgment, decree or settlement, or to the knowledge of IFT, any investigation, alleging or addressing (i) violation of any Environmental Laws, or (ii) any remedial action; and IFT has not received any notice of any claims or liabilities and costs arising from the release or threatened release of a contaminant into the environment, or claims, complaints, notices or requests for information with respect to any alleged violation of any Environmental Laws or complaints or notices regarding potential liability under any Environmental Laws.

            5.27 EMPLOYMENT RELATIONS. IFT is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice which would result in a material adverse effect on IFT; no unfair labor practice complaint against IFT is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or, to IFT's knowledge, threatened against or involving IFT; no labor representation question exists respecting the employees of IFT; no grievance which might have an adverse effect upon IFT or the conduct of its business has been filed against IFT; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by IFT; and IFT has not experienced any material labor difficulty during the last three (3) years.

            5.28 COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Schedules hereto, where applicable to IFT, completely and correctly present in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by IFT at the Closing, the Schedules and the representations and warranties contained in this Paragraph 5, and the documents and written information pertaining to IFT furnished to TNCI or its agents by or on behalf of IFT, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information not misleading.

         6. REPRESENTATIONS AND WARRANTIES OF TNCI. TNCI represents and warrants to IFT that:

            6.1 ORGANIZATION AND GOOD STANDING.

                  6.1.1 TNCI is a corporation duly organized and existing in good standing under the laws of the State of Georgia. TNCI has full corporate power and authority to carry on its business as now conducted. TNCI is duly qualified to transact business in the States of Arizona and Georgia and in all states and jurisdictions in which the business or ownership of its property makes it necessary so to qualify and the failure to so qualify could have a material adverse effect on the business, assets, financial condition, results of operations, or prospects of TNCI.

                  6.1.2 TNCI is a publicly held company and is a reporting company under the Securities Exchange Act of 1934 as amended ("Exchange Act") and satisfies the informational reporting requirements under Rule 144 promulgated under the Exchange Act. TNCI has filed all the material required to be filed under the Exchange Act and such reports are true, correct and complete in all material respects and comply as to for with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

            6.2 FINDERS. No agent, broker, person or firm acting on behalf of TNCI is, or will be, entitled to any commission or broker's or finder's fees from any of the parties to this Agreement, or from any person controlling, controlled by or under common control with any of the parties to this Agreement, in connection with any of the transactions contemplated in this Agreement.

            6.3 AUTHORITY AND CONSENT. The execution, delivery and performance of this Agreement by TNCI has been duly authorized by its Board of Directors. This Agreement is valid and binding upon TNCI, and is enforceable against TNCI in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

            6.4 VALIDITY OF AGREEMENT. Neither the execution nor the delivery of this Agreement by TNCI, nor the performance by TNCI of any of the respective covenants or obligations to be performed by TNCI hereunder, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to TNCI, or in any breach of any terms or provisions of either the Articles of Incorporation or Bylaws of TNCI, or constitute a default under any indenture, mortgage, deed of trust or other material contract to which TNCI is a party or by which TNCI or its assets or properties are bound.

            6.5  CAPITALIZATION.  The authorized  capital stock of TNCI consists solely of 10,000,000 shares of Common Stock, $.001 par value per share, of which 5,278,737 shares are issued and outstanding and 2,500,000 shares of Preferred Stock, of which 1,500 shares of Series B Preferred Stock are issued and outstanding ("TNCI Shares"). TNCI also has outstanding indebtedness, options, warrants or other securities convertible into capital stock as set forth on
Schedule  6.5.1  outstanding  (the  "Convertible  Securities").  TNCI Shares are
validly  issued,  are  fully  paid  and  non-assessable  and are  subject  to no restrictions on transfer (other than those provided under state and federal securities laws). TNCI Shares shown as outstanding constitute the only outstanding shares of the capital stock of TNCI of any nature whatsoever, voting and non-voting. All TNCI Shares are required to be certificated, and TNCI has executed and delivered no certificates for shares in excess of the number of

TNCI  Shares set forth  above.  There are,  and except as set forth on  Schedule
6.5.2 as of the Closing Date there will be, no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of TNCI, whether issued, unissued or held in its treasury.

            6.6 NO ADDITIONAL OUTSTANDING OPTIONS AND WARRANTS. TNCI has not, and as of the Closing Date will not, issue any additional shares of its capital stock or any Convertible Securities or grant any rights to acquire or agree to issue any additional shares of its capital stock or any Convertible Securities.

            6.7 NO SUBSIDIARIES. TNCI has no subsidiaries and does not own five percent (5%) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

            6.8 GOVERNMENT APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by TNCI.

            6.9 FINANCIAL STATEMENTS AND PUBLIC REPORTS. The audited consolidated financial statements of TNCI for the fiscal year ended December 31, 1998 with accompanying notes, all as contained in TNCI's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 delivered to IFT, fairly and accurately present, in all material respects, the financial condition, assets and liabilities of TNCI at such date, the results of its operation and changes in its financial position for the year ended on such date, in conformity with generally accepted accounting principles consistently applied. Such financial statements have been prepared from the books and records of TNCI in accordance with GAAP, on a consistent basis, and contain and reflect all necessary adjustments for a fair and accurate presentation of TNCI's financial condition as of the date of such statements and for the year ended on such date. TNCI has not had any disputes or disagreements during the last three (3) years with its auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

            6.10 ABSENCE OF UNDISCLOSED LIABILITIES AND OBLIGATIONS. TNCI has no liabilities or obligations of any nature in excess of $5,000 individually or $15,000 in the aggregate (whether accrued, absolute, contingent or otherwise) except to the extent set forth in Schedule 6.10 and as reflected on its Financial Statements. Except as set forth on Schedule 6.10, TNCI has no liabilities or obligations secured by a lien or security interest in any of its assets.

            6.11 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 6.11, during the period from December 31, 1998 through and including the Closing Date, TNCI has not:

                  6.11.1 Suffered any material adverse change affecting its assets, liabilities, financial condition or business;

                  6.11.2 Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments, except for the bonuses which have historically been made in the ordinary course of business or compensation arrangements to or with any of its employees or agents, whether direct or indirect;

                  6.11.3 Paid or declared any dividends, distributions or other payments due or owing to its stockholders;

                  6.11.4 Issued any stock, or granted any stock options or warrants to purchase stock or issued any securities convertible into common stock of TNCI;

                  6.11.5 Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

                  6.11.6 Sold, assigned, encumbered or transferred any formulas, trade secrets, inventions, patents, patent applications, trademarks, trade names, copyrights, copyright application, licenses, computer programs or software, know-how or other intangible assets;

                  6.11.7 Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

                  6.11.8 Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any single instrument of indebtedness in excess of $25,000, or incurred additional aggregate indebtedness in excess of $50,000, except in the ordinary course of business and consistent with its past practices;

                  6.11.9 Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

                  6.11.10 Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

                  6.11.11 Entered into or committed to any other material transaction other than in the ordinary course of business, consistent with past practices.

            6.12 TAXES. TNCI (and any predecessor corporation or partnership as to which TNCI is the transferee or successor) has timely filed, or has timely secured an extension and will (within the permitted extension) file, all tax returns, including federal, state, local and foreign tax returns, tax reports and forms, as to which the due date for filing is prior to the Closing Date; has reported all reportable income on such returns; has adopted and followed in the preparation of such returns methods of accounting accepted by law, and has not changed any methods of accounting without compliance with procedures required by law; has not deducted any expenses or charges or claimed any credits which are not allowable; and except as set forth in Schedule 6.12.1, has paid, or accrued and reserved for, all taxes, penalties and interest shown to be due or required to be paid pursuant to the returns as filed, or as adjusted pursuant to amendment or correction. TNCI has also provided copies of all federal and state income and sales tax returns filed, FICA and state income taxes withholding returns filed and evidence of payment of such taxes as listed in Schedule 6.12.2 hereto. No examination, audit, or inquiry of any tax return, federal, state or otherwise of TNCI is currently in progress and TNCI has not been advised by any taxing authority of any intent to commence any inquiry, audit or examination of any tax return from any taxing authority or of any issue or question relating to any return, report or declaration that could result in the assertion of any deficiency for any federal, state, local, or other tax or interest or penalties in connection therewith. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of TNCI.

            6.13 ACCOUNTS RECEIVABLE. Except as specifically noted in Schedule 6.13, no amount included in the accounts receivable of TNCI as of December 31, 1998, has been released or settled for an amount less than the value at which it was included in the financial statements as of that date. Except as specifically noted in Schedule 6.13, there are no facts or circumstances (other than general economic conditions) which would result in any material increase in the uncollectibility of such accounts receivable over historical collection rates.

            6.14 MATERIAL DOCUMENTS. Set forth in Schedule 6.14.1 is a complete list of all material documents to which TNCI is a party (the "Scheduled Agreements"). All such documents listed on and attached to Schedule 6.14.1 are legal, valid, enforceable and accurate and complete copies of such material documents (or, with the consent of TNCI, forms thereof) as have been requested by IFT have been provided to IFT. As used herein, material documents shall mean agreements, covenants and any other instrument that relates to an asset that is material to the business of TNCI or which otherwise involves an expenditure or liability of TNCI that is in excess of $30,000 in the aggregate. Except as set forth in Schedule 6.14.2, consummation of the transactions contemplated hereby will not cause a breach of or constitute a default (with or without the giving of notice or the lapse of time or both) under any of the Scheduled Agreements, result in the forfeiture or impairment of any rights thereunder, require the consent, approval or act of, or the making of any filing with, any other Person pursuant to the terms thereof (to the extent the absence of such consent or approval would constitute a breach or default, or require or result in the payment of any assignment or related fees or costs). Except as set forth in
Schedule 6.14.2 TNCI has fulfilled and performed its material obligations required to be performed prior to the date hereof, under each of the Scheduled Agreements and is not in, breach or default under nor, to TNCI's knowledge is there any basis for termination of any of the Scheduled Agreements, and no other party to any of such Scheduled Agreements has, to TNCI's knowledge breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice, or both, would constitute such a default or breach by TNCI or, by any such other party. Except as set forth on Schedule 6.14.2, TNCI is not currently renegotiating any of the Scheduled Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the written Scheduled Agreements (including without limitations all amendments, supplements or other modifications thereto or waivers of right thereunder) have heretofore been delivered to TNCI. A complete and correct description of each oral Scheduled Agreement appears in the Schedule in which such Scheduled Agreement is listed.

            6.15 INTELLECTUAL PROPERTY.

                  6.15.1 Schedule 6.15.1 contains a list and brief description of:

                        6.15.1.1 all United States and foreign patents and patent applications, all United States, state and foreign trademarks and trademark applications, service marks, trade names and copyrights and copyright applications for which registrations have been issued or applied for, and all other United States, state and foreign trademarks, service marks, trade names and copyrights (other than the software) owned or used by TNCI;

                        6.15.1.2 all agreements, contracts or licenses, relating or pertaining to any asset, property or right of the character described in the preceding clause (i) to which TNCI is a party;

                        6.15.1.3  all  licenses  or  agreements   pertaining  to
mailing lists, know-how, trade secrets, inventions, disclosures or uses of ideas to which TNCI is a party; and

                        6.15.1.4 all registered, assumed or fictitious names under which TNCI is conducting activities or has within the previous five years conducted activities.

                  6.15.2 Except as otherwise disclosed in Schedule 6.15.2, to TNCI's knowledge, all patents, trademarks and registered copyrights owned, controlled or used by TNCI are valid and in force and all patent applications, trademark registrations and copyright registrations of TNCI listed therein are in good standing all, to the knowledge of TNCI, without challenge of any kind and except as otherwise disclosed in Schedule 6.15.2, TNCI owns the entire rights, title and interests in and to such patents and patent applications free and clear of all Encumbrances. To TNCI's knowledge, all of the registrations for trade names, trademarks, service marks and copyrights listed in Schedule 6.15.1, as being owned, controlled, or used by TNCI are valid and in force and all applications for such registrations are in good standing, all without challenge of any kind, and to TNCI's knowledge, the entire right, title and interest in and to each such trade name, trademark, service mark and copyright so listed as well as the registrations and application for registration therefor is owned by TNCI, free and clear of all encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, trade names, service marks and copyrights and registrations, applications or deposits therefor and all the licenses listed in Schedule 6.15.1, have heretofore been delivered by TNCI to IFT.

                  6.15.3 To TNCI's knowledge, TNCI has good and marketable title to that computer software described as "TNCI Owned Software" on Schedule 6.15.3 hereto (the "TNCI Owned Software"), free of all claims, including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such computer software, except as set forth on
Schedule 6.15.3. Except as set forth on Schedule 6.15.3 hereto, TNCI has the right and license to use that software described as "TNCI Licensed Software" on
Schedule 6.15.3 hereto (the "TNCI Licensed Software") free and clear of any limitations or encumbrances except as may be set forth in any license agreements listed in Schedule 6.15.3. Except as disclosed on Schedule 6.15.3, TNCI is in full compliance with all provisions of any license, lease or other similar agreement pursuant to which it has rights to use the TNCI Licensed Software. Except as disclosed on Schedule 6.15.3, none of the TNCI Licensed Software has been incorporated into or made a part of any TNCI Owned Software or any other TNCI Licensed Software and none of the TNCI Owned Software is dependent on any TNCI Licensed Software in order to freely operate in the manner in which it is intended. The TNCI Owned Software and TNCI Licensed Software constitute all software used by TNCI ("TNCI's Software"). TNCI has not received notice that it is infringing any intellectual property rights or any other person or entity with respect to TNCI's Software, and to the knowledge of TNCI no other person or entity is infringing any intellectual property rights of TNCI with respect to TNCI's Software which TNCI leases or licenses to it.

            6.16 GOVERNMENTAL PERMITS.

                  6.16.1 TNCI owns, holds or possesses all governmental licenses, franchises, permits, privileges, immunities, approvals, registrations, easements, rights and other authorizations which are necessary to entitle it to own, lease, operate and use its assets and properties and to carry on and conduct the Business as currently conducted (herein collectively called "TNCI Permits"). Schedule 6.16.1 sets forth a list and brief description of each such TNCI Permit held by TNCI as of the date of this Agreement. Complete and correct copies of all of the TNCI Permits listed in Schedule 6.16.1 have heretofore been delivered to IFT by TNCI.

                  6.16.2 TNCI is in compliance in all material respects with each of the TNCI Permits owned, held or possessed by it, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such TNCI Permit. No notice of cancellation, of default or of any dispute, appeal or inquiry concerning any TNCI Permit, or of any event, condition or state of facts set forth in the preceding sentence, has been received by TNCI. Except as set forth in Schedule 6.16.2, each of the TNCI Permits is valid subsisting and in full force and effect without challenge of any kind.

            6.17 LITIGATION. Except as set forth in Schedule 6.17, there are no actions, claims or proceedings pending or threatened before any court, administrative agency or governmental body against TNCI, the Assets, or TNCI's employees which may have an adverse effect on TNCI or TNCI's financial condition. There is no action, suit, proceeding or investigation pending or, to TNCI's knowledge, threatened which questions the legality or properties of the transactions contemplated by this Agreement or which seeks to prevent or materially delay the transactions contemplated by this Agreement.

            6.18 EMPLOYEES. Schedule 6.18 hereto sets forth the name and current monthly salary and any accrued benefit for each employee of TNCI. There will be no changes in Schedule 6.18 through the Closing Date, except in the ordinary course of business.

            6.19 COMPLIANCE WITH LAWS. TNCI has conducted and is continuing to conduct its business in material compliance with, and is in material compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any material respect to its operations, conduct of business or use of properties, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by TNCI and the consummation by TNCI of the transactions contemplated by this Agreement will not violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any material property used, owned or leased by TNCI to be created thereunder. To the knowledge of TNCI there are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Paragraph 6.19 to be untrue or have an adverse effect on its operations, conduct of business or use of properties. TNCI has not taken any action that requires notification of the employees of TNCI pursuant to the provisions of the WARN Act or that would cause TNCI to have any liability thereunder. There are no injunctions, orders, awards, decrees of any governmental body or political subdivision currently in effect against IFT.

            6.20 FILINGS. TNCI has made all filings and reports required under all local, state and federal laws and regulations with respect to its business and assets and of any predecessor entity or partnership, except where the failure to make such filings and reports would not have a material adverse affect on the business, assets, financial condition, or results of operations or prospects of TNCI.

            6.21 CERTAIN ACTIVITIES. TNCI has not, directly or indirectly, engaged in or been a party to any of the following activities:

                  6.21.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

                  6.21.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office (except where such is in compliance with applicable law);

                  6.21.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

                  6.21.4  Receiving or disbursing  monies,  the actual nature of
which  has  been  improperly  disguised  or  intentionally   misrecorded  on  or
improperly omitted from the corporate books of account;

                  6.21.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

                  6.21.6 Paying or reimbursing (including gifts) personnel of TNCI for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Paragraphs 6.21.1 through 6.21.5 above;

                  6.21.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

                  6.21.8 Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

            6.22 EMPLOYMENT RELATIONS. TNCI is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice which would result in a material adverse effect on TNCI; no unfair labor practice complaint against

TNCI is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or, to TNCI's knowledge, threatened against or involving TNCI; no labor representation question exists respecting the employees of TNCI; no grievance which might have an adverse effect upon TNCI or the conduct of its business has been filed against TNCI; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by TNCI; and TNCI has not experienced any material labor difficulty during the last three (3) years.

            6.23 INSURANCE COVERAGE. The policies of fire, liability or other forms of insurance of TNCI are described in Schedule 6.23.

            6.24 CHARTER AND BY-LAWS. TNCI has heretofore delivered to TNCI true, accurate and complete copies of the Articles of Incorporation and By-Laws of TNCI, together with all amendments to each of the same as of the date hereof.

            6.25 CORPORATE MINUTES. The minute books of TNCI made available to IFT previously and at the Closing are the correct and only such minute books and do and will contain complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its stockholders, Board of Directors and committees thereof through the Closing Date. The stock records of TNCI delivered to IFT at the Closing are copies of the correct and only such stock records and accurately reflect all issues and transfers of record of the capital stock of TNCI.

            6.26 DEFAULT ON INDEBTEDNESS. TNCI is not in monetary default or in material default in any other respect under any evidence of indebtedness for borrowed money.

            6.27 INDEBTEDNESS. Except as described in Schedule 6.27, TNCI's shareholders, and any corporation or entity with which they are affiliated, are not indebted to TNCI, and TNCI has no indebtedness or liability to its shareholders and any corporation or entity with which they are affiliated.

            6.28 PRODUCT LIABILITY CLAIMS; PRODUCT WARRANTIES. Schedule 6.28 sets forth all product liability claims pending or, to the knowledge of TNCI, threatened against TNCI and all product liability claims paid by or on behalf of TNCI for the three (3) year period prior to the date of this Agreement. Except as set forth on Schedule 6.29, TNCI has not given or offered any warranty covering any products sold or distributed by it, and TNCI has not extended to its customers and indemnification or guarantees.

            6.29 ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 6.29,

                  6.29.1 The operations of TNCI comply in all material respects with all applicable Environmental Laws and there are no substances or conditions existing at any facility that may support a claim or cause of action under any Environmental Laws.

                  6.29.2 TNCI has obtained, or has taken appropriate steps as required by Environmental Laws to obtain, all environmental, health and safety permits necessary for its operations, and all such permits are in food standing and TNCI is currently in compliance with all terms and conditions of such permits;

                  6.29.3 TNCI's facilities and operations at the facilities are not subject to any judicial or administrative proceeding, order, judgment, decree or settlement, or to the knowledge of TNCI, any investigation, alleging or addressing (i) violation of any Environmental Laws, or (ii) any remedial action; and TNCI has not received any notice of any claims or liabilities and costs arising from the release or threatened release of a contaminant into the environment, or claims, complaints, notices or requests for information with respect to any alleged violation of any Environmental Laws or complaints or notices regarding potential liability under any Environmental Laws.

            6.30 COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Schedules and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by the officers of TNCI at the Closing, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Paragraph 6, and the documents and written information pertaining to TNCI furnished to IFT or its agents by or on behalf of TNCI, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

         7. COVENANTS.

            7.1 AFFIRMATIVE COVENANTS OF IFT. Between the date hereof and the Closing Date, except as otherwise contemplated by this Agreement or as consented to by TNCI, IFT will:

                  7.1.1 Operate the Business and the Assets in accordance with all applicable laws and regulations, and in the ordinary course of business except where the failure to do so will not result in a material adverse effect on the Business and the Assets;

                  7.1.2 Provide TNCI with all information regarding IFT which is reasonably required in connection with TNCI's preparation of its proxy materials relating to the transaction contemplated by this Agreement. Such information will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in light of the circumstances in which they were made, not misleading. IFT will promptly furnish amended and supplemental information as may be necessary, in light of developments occurring subsequent to the mailing of a proxy statement by TNCI to its shareholders, to ensure that information regarding IFT does not, as of the date of the TNCI shareholders' meeting, contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  7.1.3 Promptly inform TNCI in writing of any variances from the representations and warranties contained in Paragraph 5 hereof;

                  7.1.4 Take all such actions as necessary to obtain shareholder approval, if necessary for consummation of the transactions contemplated by this Agreement and to approve the transactions contemplated hereby; and

                  7.1.5 Use its best efforts to obtain all third party consents necessary or desirable to consummate the transactions contemplated hereby and to cause all conditions to the closing to be satisfied.

            7.2 AFFIRMATIVE COVENANTS OF TNCI. Between the date hereof and the Closing Date, except as otherwise contemplated by this Agreement or as consented to by IFT, TNCI will:

                  7.2.1 Conduct its operations according to the ordinary and usual course of business, and use best efforts to preserve intact its business organization and material rights and franchises, proprietary rights, permits, licenses, and maintain satisfactory relationship with licensors, suppliers, distributors, customers and others having relationships with TNCI;

                  7.2.2 Provide IFT with all information regarding TNCI which is reasonably required in connection with IFT's preparation of its proxy materials relating to the transaction contemplated by this Agreement. Such information will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in light of the circumstances in which they were made, not misleading. TNCI will promptly furnish amended and supplemental information as may be necessary, in light of developments occurring subsequent to the mailing of a proxy statement by IFT to its stockholders, ensure that information regarding TNCI does not, as of the date of the IFT stockholders' meeting, contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  7.2.3 Promptly inform IFT in writing of any variances from the representations and warranties contained in paragraph 6 hereof;

                  7.2.4 Take all such actions as necessary to obtain shareholder approval, if necessary, to effectuate this transaction and to approve the transactions contemplated hereby and to amend TNCI's Articles of Incorporation to increase the number of authorized shares to 30,000,000;

                  7.2.5 Use its best efforts to obtain all third party consents necessary or desirable to consummate the transactions contemplated hereby, and to cause all conditions to the closing to be satisfied.

                  7.2.6 Use its best efforts to obtain the approval of the Nasdaq Stock Market, Inc. to the proposed transaction as contemplated by Paragraph 9.2; and

                  7.2.7 Use its best efforts to obtain the irrevocable proxies in favor of IFT as contemplated by Paragraphs 10.13.1, 10.13.2 and 10.13.3.

            7.3 NEGATIVE COVENANTS OF IFT. Prior to the Closing Date, without the prior written consent of TNCI or as otherwise contemplated by this Agreement, IFT will not:

                  7.3.1 Voluntarily take any action that would result in a breach of IFT's representations and warranties under Paragraph 5 of this Agreement;

                  7.3.2 Incur any liabilities or obligations relating to the Business, or increases in salaries of the employees set forth in Schedule 5.16, other than those incurred in the ordinary and necessary course of business, or undertake any extraordinary capital expenditures relating to the Business; or

                  7.3.3 Take or omit to take any action which could be reasonably anticipated to have a material adverse effect upon the Assets or the Business.

            7.4 NEGATIVE COVENANTS OF TNCI . Prior to the Closing Date, without the prior written consent of IFT, TNCI will not:

                  7.4.1 Voluntarily take any action that would result in a breach of TNCI's representations and warranties under Paragraph 6 of this Agreement;

                  7.4.2 Incur any liabilities or obligations, or increases in salaries or other direct or indirect corporation expenses, other than those incurred in the ordinary and necessary course of business and not exceeding $1,000 in aggregate, or undertake any extraordinary capital expenditures in excess of $5,000 in the aggregate;

                  7.4.3 Take or omit to take any action which could be reasonably anticipated to have a material adverse effect upon its business, operations, financial condition, operating results, or assets;

                  7.4.4 Issue any additional shares of its capital stock or any Convertible Securities or grant any rights to acquire or agree to issue any additional shares of its capital stock or any Convertible Security; or

                  7.4.5 Undertake any debt or equity financing.

         7.5 NONCOMPETITION.

                  7.5.1 IFT acknowledges and recognizes the highly competitive nature of the business in which it is engaged and accordingly agrees that, in the event that the transaction contemplated hereby closes, to induce TNCI to consummate the transaction contemplated by this Agreement, IFT shall not, for a period of three (3) years after the Closing Date: (i) engage directly or indirectly in any Competitive Business (as defined below) anywhere in the Restricted Territory (as defined below), whether such engagement be as an employer, officer, director, owner, investor, employee, partner, consultant or other participant in any Competitive Business; (ii) solicit or accept business for any Competitive Business from anyone who is or becomes an active or prospective customer of TNCI or its Affiliates or who was an active or prospective customer of the business at or prior to the Closing Date; (iii) solicit for employment or hire any employee of IFT, TNCI, or its Affiliates; or
(iv) attempt to do any of the things or assist anyone else in doing any of the things specified in subparagraphs (i), (ii) or (iii) above. Notwithstanding the foregoing, the ownership or control of up to no more than 5% of the outstanding securities of any company which has a class of securities traded on any national or regional stock exchange or on the NASDAQ market and ownership of shares issued by TNCI, shall not be deemed a violation of this Paragraph 7.5.1.

                  7.5.2 As used in this Paragraph 7.5.1: (i) "Competitive Business" means and includes any business, individual, corporation or other entity which is engaged wholly or partly in any business directly competitive with the Business as conducted at the Closing; and (ii) "Restricted Territory" means anywhere in the world.

                  7.5.3 Not later than the Closing, IFT and TNCI shall have obtained non-competition agreements from the current officers of IFT and TNCI, containing terms substantially identical to the terms of Paragraph 7.5.1.

            7.6 NO PUBLIC ANNOUNCEMENTS. Prior to Closing, without the prior written consent of the other parties, neither IFT nor TNCI shall make any press release or other public disclosure, or make any statement to any customer, supplier or other person with regard to the transactions contemplated by this Agreement, except as may be required by any applicable securities laws or regulations; provided, however, that TNCI and IFT may each issue a press release and file such other reports and make such other disclosure as may be required by applicable securities law or the rules or regulations of NASDAQ or the Boston Stock Exchange upon execution of this Agreement. Each party shall provide the other with any such press release or other disclosure document prior to its release for review and comment. After Closing, without the prior written consent of each of TNCI and IFT, neither party shall make any press release or other public disclosure, or make any statement to any customer, supplier or other person with regard to the transactions contemplated by this Agreement, except as required by applicable securities laws or regulations or the rules of regulations of NASDAQ or the Boston Stock Exchange.

         8. DUE DILIGENCE INSPECTION AND CONFIDENTIAL INFORMATION.

            8.1 DUE DILIGENCE INSPECTION. During the seven (7) day period after execution of this Agreement, IFT and its representatives shall have the right to inspect all plant, equipment and operations of TNCI, its premises and its financial and other records at reasonable times. IFT shall also have the right to discuss the affairs of TNCI with the managers, customers, prospective customers, employees, suppliers, advertisers, retailers, banking and other financial institutions, lessors and such other parties as IFT deems appropriate, upon reasonable notice of the proposed times and dates thereof. IFT shall complete its due diligence, provided it has received the cooperation of TNCI contemplated in this Paragraph, no later than seven (7) days following the execution and delivery of this Agreement by the parties. TNCI shall likewise have the right, upon the execution of this Agreement, to inspect IFT, its financial and other records and to discuss the affairs of IFT with appropriate parties under the same terms and conditions and upon the same schedule as IFT shall have to complete its preliminary due diligence. IFT and TNCI will cooperate with all reasonable requests by the other party for information and will use their best efforts to secure the cooperation of the foregoing third parties who may reasonably be requested to furnish information to each other.

            8.2 CONFIDENTIAL INFORMATION. IFT shall keep all confidential information derived from TNCI relating to the business of TNCI confidential pending the Closing of the transaction contemplated by this Agreement. TNCI shall keep all confidential information derived from IFT relating to the business of IFT confidential pending the Closing. No party to this Agreement shall be liable for disclosure of confidential information if such disclosure is required by law or if the disclosure is of information already publicly available.

            8.3 RETURN OF CONFIDENTIAL INFORMATION. If this Agreement should be terminated pursuant to Paragraph 12 of this Agreement, TNCI and IFT shall return all such confidential information and documents which they have received and agree not to disclose or use such information in any manner which damages the businesses or prospects of IFT or TNCI, as the case may be.

         9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TNCI. The obligations of TNCI pursuant to this Agreement are, at the option of TNCI, subject to the fulfillment to TNCI's reasonable satisfaction on or before the Closing Date of each of the following conditions:

            9.1 EXECUTION OF AGREEMENT. IFT has duly executed and delivered this Agreement to TNCI.

            9.2 APPROVAL. TNCI shall have obtained the written approval of the Nasdaq Stock Market, Inc. to issue the TNCI capital stock contemplated by this Agreement without shareholder approval; provided that TNCI waives this condition precedent if TNCI has not obtained such approval by the Closing Date.

            9.3 REPRESENTATIONS AND WARRANTIES ACCURATE.

                  9.3.1 IFT shall deliver the Disclosure Schedule to this Agreement no later than seven (7) days from the date of this Agreement. TNCI shall have seven (7) days after its receipt of the Disclosure Schedule to determine, in its sole discretion, whether or not TNCI shall accept the representations and warranties as modified or amplified by the Disclosure Schedule. If TNCI determines that any part of the Disclosure Schedule is unacceptable, TNCI may provide IFT additional time to remedy the matter or may terminate this Agreement in accordance with its provisions.

                  9.3.2 All representations and warranties of IFT contained in this Agreement shall be true in all respects when made on the date of execution of this Agreement, and also at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. IFT shall furnish TNCI with a certificate, dated the Closing Date and signed on behalf of IFT and by a duly authorized officer thereof stating the above in such form as TNCI may reasonably request. The acceptance of the Purchase Price by IFT shall constitute an affirmation by IFT of the truth, as of the Closing Date, of the representations and warranties made by in this Agreement.

            9.4 PERFORMANCE OF IFT. IFT shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with and IFT shall deliver a certificate, in form and substance satisfactory to TNCI, to that effect, dated the Closing Date, and signed in the manner set forth in Paragraph 9.3.2, on or before the Closing Date.

            9.5 TITLE. At or prior to the Closing Date, there shall have been delivered to TNCI in form reasonably satisfactory to TNCI, the following documents transferring title to the Assets to TNCI:

                  9.5.1 Appropriate bills of sales, assignments and other instruments giving and conveying to TNCI all right, title and interest in and to the Assets described in Schedule 1.1; and

                  9.5.2 Duly executed UCC-2 Releases, as described in Paragraph 5.12, "Title to the Assets," of this Agreement, or evidence that no liens have been recorded against the Assets and consents to the assignment and transfer by IFT to TNCI of all rights of IFT in and to all contracts, agreements, commitments and other assets to be assigned and transferred to TNCI hereunder in all instances in which the same may be necessary to vest in TNCI all of IFT's right, title and interest therein and thereto.

                  9.5.3 Evidence that all trademarks, trade names, service marks, patents, licenses or other rights IFT uses in connection with the Business are free and clear of any encumbrances, controversies, infringement or other claims or obligations on the Closing Date.

            9.6 CONSENTS. Prior to Closing, IFT shall have obtained all approvals in conjunction with the transfer of the Assets to TNCI as may be required by any contracts between IFT and any of its customers or other third parties required to effect the sale and transfer of the Assets, and such approvals shall be issued in written form and substance satisfactory to TNCI and its counsel or TNCI shall have waived such requirements.

            9.7 POSSESSION. IFT shall deliver to TNCI possession of the Assets.

            9.8 OPINION OF COUNSEL. TNCI shall have received an opinion of counsel for IFT substantially in the form set forth in Exhibit A.

            9.9 FAIRNESS OPINION. TNCI shall have received a "fairness opinion" with respect to the fairness, from a financial point of view, of the transactions contemplated by this Agreement to the shareholders of TNCI, which fairness opinion is satisfactory in form and scope to TNCI's board of directors.

            9.10 FINANCIAL AND OTHER CONDITIONS. IFT shall have no contingent or other material liabilities connected with the Business, except as disclosed in the financial statements or as described in Schedule 2.1.

            9.11 LEGAL PROHIBITION. On the Closing Date, there shall exist no injunction or final judgment, law or regulation threatening to restrain prohibiting or invalidating the consummation of the transactions contemplated by this Agreement, or which might affect TNCI's right to own, operate, and have assigned to it the Assets.

            9.12 [INTENTIONALLY OMITTED].

            9.13 MATERIAL CHANGES. There shall be no material adverse change in the Business, financial condition, results of operates or prospects of the Business from the date of this Agreement to the Closing Date.

         10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IFT . The obligations of IFT under this Agreement are, at the option of IFT, subject to the fulfillment to IFT's reasonable satisfaction on or before the Closing Date of each of the following conditions:

            10.1 EXECUTION OF THIS AGREEMENT. TNCI shall have duly executed and delivered this Agreement to IFT.

            10.2  APPROVAL.   IFT  shall  have  obtained  the  approval  of  its
stockholders if required under Delaware law and the requirements of the Nasdaq Stock Market, Inc.

            10.3 [INTENTIONALLY OMITTED].

            10.4 PAYMENT. Subject to the terms and conditions hereof, TNCI shall have transferred the TNCI Shares free and clear of any liens, encumbrances or other obligations and assumed the Assumed Liabilities of IFT in exchange for the Assets as described in Paragraph 3, "Purchase Price."

            10.5 REPRESENTATIONS AND WARRANTIES ACCURATE.

                  10.5.1 TNCI shall deliver the Disclosure Schedule to this Agreement no later than seven (7) days after the date of this Agreement. IFT shall have seven (7) days after its receipt of the Disclosure Schedule to determine, in its sole discretion, whether or not IFT shall accept the representations and warranties as modified or amplified by the Disclosure

Schedule. If IFT determines that any party of the Disclosure Schedule is unacceptable, IFT may provide TNCI additional time to remedy the matter or may terminate this Agreement in accordance with its provisions.

                  10.5.2 All representations and warranties of TNCI contained in this Agreement shall have been true in all respects when made on the date of execution of this Agreement, and also at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. TNCI shall furnish IFT with a certificate, dated the Closing Date and signed on behalf of TNCI and by a duly authorized officer thereof stating the above in such form as IFT may reasonably request. The acceptance of the Assets by TNCI shall constitute an affirmation by TNCI of the truth, as of the Closing Date, of the representations and warranties made by in this Agreement.

            10.6 PERFORMANCE OF TNCI. TNCI shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with and TNCI shall deliver a certificate, in form and substance satisfactory to IFT, to that effect, dated the Closing Date, and signed in the manner set forth in Paragraph 10.5.2, on or before the Closing Date.

            10.7 CONSENTS. Prior to Closing, TNCI shall have obtained all consents and approvals in conjunction with the transfer of the TNCI Shares to IFT as may be required to effect such transfer and such consents and approvals shall be issued in written form and substance reasonably satisfactory to IFT and its counsel, or IFT shall have waived such requirements.

            10.8 OPINION OF COUNSEL. IFT shall have received an opinion of counsel for TNCI substantially in the form set forth in Exhibit B.

            10.9 [INTENTIONALLY OMITTED].

            10.10 [INTENTIONALLY OMITTED].

            10.11 FINANCIAL STATEMENTS. TNCI's financial statements, shall be acceptable to IFT, in its sole discretion, and IFT shall have the opportunity in the due diligence process to review such Financial Statements with TNCI's independent auditors, PriceWaterhouseCoopers;

            10.12 BOARD OF DIRECTORS. The directors of TNCI shall have appointed to the Board of Directors of TNCI those persons set forth in Paragraph 16 hereof, and the directors shall have appointed as the officers of TNCI those persons set forth in Paragraph 16, to take effect upon consummation of the transaction.

            10.13 CONVERTIBLE SECURITIES. On or before the execution of this Agreement, the holders of the outstanding shares of Preferred Stock, convertible notes, and related warrants of TNCI shall have reached agreements with IFT or TNCI, as the case may be, on terms satisfactory to IFT, regarding the disposition or conversion into shares of TNCI Common Stock of their holdings. Without limiting the foregoing, the following shall have occurred prior to the
Closing:

                  10.13.1 The Holders of all of the outstanding Series A Notes, Series D Notes and Series E Notes shall have converted such Preferred Stock and notes into that number of shares of Common Stock of TNCI on terms approved by IFT and shall have granted IFT irrevocable proxies to vote such shares and executed lock-up agreements respecting the shares for the duration of the proxies on terms acceptable to IFT, in its discretion;

                  10.13.2 Wil Riner and his wife, James Riner and his wife, Wil Riner, Jr. and his wife and Bryan Carr and his wife shall have granted IFT irrevocable proxies to vote their shares of Common Stock of TNCI on terms acceptable to IFT, in its discretion. The foregoing proxies shall be limited to voting to approve the terms of this Agreement, increase the number of authorized shares of Common Stock to at least 30,000,000 and effect any other action or matter required to complete the transactions contemplated by this Agreement. These proxies will terminate upon the earlier of IFT obtaining the approval of TNCI's shareholders on the foregoing matters or September 30, 1999, provided that such date may be extended up to December 31, 1999 if any legal or regulatory action prevents consideration of such matters by the shareholders on or before September 30, 1999. The parties granting these proxies shall not be permitted to sell, transfer, assign or pledge their shares unless their proposed transferees or pledgees agree to be bound by the terms of these proxies; and

                  10.13.3 TNCI shareholders in addition to those set forth in Paragraphs 10.13.1 and 10.13.2 shall have provided irrevocable proxies to IFT to vote their shares of Common Stock of TNCI on terms acceptable to IFT in its discretion, which shares when added to the shares subject to the proxies granted to IFT in Paragraphs 10.13.1 and 10.13.2 and such other shares of voting capital stock of TNCI held by IFT shall equal at least 50.1% of the outstanding voting capital stock of TNCI. The foregoing proxies shall be limited to voting to approve the terms of this Agreement, increase the number of authorized shares of Common Stock to at least 30,000,000 and effect any other action or matter required to complete the transactions contemplated by this Agreement. These proxies will terminate upon the earlier of IFT obtaining the approval of TNCI's shareholders on the foregoing matters or September 30, 1999, provided that such date may be extended up to December 31, 1999 if any legal or regulatory action prevents consideration of such matters by the shareholders on or before September 30, 1999. The parties granting these proxies shall not be permitted to sell, transfer, assign or pledge their shares unless their transferees or pledgees agree to be bound by the terms of these proxies.

            10.14 OTHER ISSUES. IFT shall have acquired the Series B Preferred Stock and the IFT secured note shall have been amended on terms acceptable to IFT. IFT shall have received proxies from certain shareholders of TNCI as determined by IFT.

            10.15 DIRECTORS AND OFFICERS COVERAGE. TNCI shall have purchased Directors and Officers liability insurance policies in favor of the existing directors and officers and the officers and directors set forth in Paragraph 16 in amounts and on terms reasonably acceptable to IFT, but in any event with limits not less than Fifteen Million Dollars ($15,000,000), to be effective immediately following the Closing Date and with an insurer reasonably acceptable to IFT.

            10.16 MATERIAL CHANGES. There shall be no material adverse change in the business, financial conditions, results of operations or prospects of TNCI from the date of this Agreement to the Closing Date.

         11. INDEMNIFICATION.

            11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. The representations and warranties made by the parties in this Agreement and in the certificates delivered at the Closing, and all of the covenants of the parties in this Agreement, shall survive the execution and delivery of this Agreement and the Closing Date and shall expire on the first anniversary of the Closing Date. Any claim for indemnification shall be effective only if notice of such claim is given by the party claiming indemnification or other relief to the party against whom such indemnification or other relief is claimed on or before the first anniversary of the Closing Date (other than in Paragraphs 5.8, 5.9 and 6.12, and any of which results from fraud, the survival period for which shall be sixty (60) days following the end of the applicable statute of limitations period).

                  11.1.1 The representations and warranties of the parties shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

                  11.1.2 The expiration of any representation or warranty shall not affect any parties' right to pursue any claim made prior to such expiration.

            11.2 INDEMNIFICATION BY TNCI.

                  11.2.1 TNCI agrees to indemnify and hold IFT harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys' fees) incurred by IFT that result from any misrepresentation or breach of the warranties by TNCI in Paragraph 6, "Representations and Warranties of TNCI," or any breach or nonfulfillment of any agreement or covenant on the part of TNCI contained in this Agreement, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees.

                  11.2.2 No claim for indemnification may be made under this Paragraph 11 after the first anniversary of the Closing Date, except in accordance with Paragraph 11.1. Notwithstanding the foregoing, no claim for indemnification under Paragraphs 11.2.1 or Paragraph 11.3.1 may be made by an indemnified party against an indemnifying party unless and until the cumulative total of all losses suffered by such indemnified party and covered by such Paragraphs (the "Losses") exceeds $100,000 (the "Threshold"). Once Losses exceed the Threshold, the indemnified party suffering such Losses may recover all Losses which exceed the Threshold, without being able to recover any Losses which do not exceed the Threshold.

            11.3 INDEMNIFICATION BY IFT.

                  11.3.1 IFT agrees to indemnify and hold TNCI, its officers, directors and representatives, (the "TNCI Parties") harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys' fees) incurred by TNCI that result from any misrepresentation or breach of the warranties by IFT in Paragraph 5, "Representations and Warranties of IFT," or any breach or nonfulfillment of any agreement or covenant on the part of IFT contained in this Agreement, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees.

                  11.3.2 No claim for indemnification may be made under this Paragraph 11 after the first anniversary of the Closing Date, except in accordance with Paragraph 11.1. Notwithstanding the foregoing, no claim for indemnification under Paragraphs 11.2.1 or Paragraph 11.3.1 may be made by an indemnified party against an indemnifying party unless and until the cumulative total of all losses suffered by such indemnified party and covered by such paragraphs (the "Losses") exceeds $100,000 (the "Threshold"). Once Losses exceed the Threshold, the indemnified party suffering such Losses may recover all Losses which exceed the Threshold, without being able to recover any Losses which do not exceed the Threshold.

            11.4 MEDIATION. If any TNCI Party believes that a matter has occurred that entitles it to indemnification under Paragraph 11.3, "Indemnification by IFT," or any IFT Party believes that a matter has occurred that entitles it to indemnification under Paragraph 11.2, "Indemnification by TNCI," the TNCI Party or IFT Party as the case may be (the "Indemnified Party"), shall give written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an "Indemnifying Party")
describing  such  matter  in  reasonable  detail  (the  "Dispute  Notice").  The
Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages, and to supplement its claim from time to time thereafter by further notices as they are established. Each Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail. If such Indemnifying Party does not timely so respond, it will be deemed to have accepted the Indemnified Party's indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties shall resolve the dispute by binding mediation in Phoenix, Arizona under the Commercial Mediation Rules of the American Arbitration Association (AAA) in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator will be selected by the AAA. The prevailing party in any such mediation shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such mediation, including its reasonable attorneys.

            11.5 INDEMNIFICATION SHARES. The parties agree that if it is determined that IFT is entitled to indemnification pursuant to Paragraph 11.4, then at the option of IFT's Board of Directors, TNCI shall compensate IFT by issuing to IFT shares of TNCI Common Stock. The number of shares to be issued pursuant to this paragraph (the "Indemnification Shares") shall be determined by dividing the dollar amount of TNCI's obligation for indemnification by the average of the closing prices of the TNCI Common Stock as reported on the principal trading market for TNCI Common Stock for the twenty (20) trading days immediately preceding the date that the notice of claim is given to TNCI. The parties agree that this measure of damages is equitable in light of the method of payment of the Purchase Price.

            11.6 NO FINDERS. TNCI represents and warrants to IFT and IFT represents and warrants to TNCI that there are no obligations to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. TNCI agrees to indemnify and hold harmless IFT from any breach of TNCI's representation in the previous sentence, and IFT agrees to indemnify and hold TNCI harmless from any breach of its representation in the previous sentence.

            11.7 THIRD PERSON CLAIM  PROCEDURES.  If any third person  asserts a claim against an Indemnified Party in connection with the matter involved in such claim, the Indemnified Party shall promptly (but in no event later than ten
(10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party of such claim. The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party, and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent. Notwithstanding the assumption of the defense of any claim by the indemnifying party, the indemnified party(ies) shall have the right to employ a single, separate legal counsel (together with appropriate local counsel) and to participate in the defense of such claim, and the indemnifying party shall bear the reasonable fees, out-of-pocket costs and expenses of such single, separate legal counsel to the indemnified party(ies) if (and only if): (x) the indemnifying party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the indemnifying party, based upon an opinion of counsel in writing, reasonably acceptable to the indemnifying party, shall have concluded that representation of the indemnified party(ies) and the indemnifying party by the same legal counsel would not be appropriate due to actual (i) conflicts of interest between such parties in the conduct of the defense of such claim, or (ii) if there may be legal defenses available to the indemnified party(ies) that are in addition to or disparate from those available to the indemnifying party and which can not be presented by counsel to the indemnifying party, or (z) the indemnifying party shall have failed to employ legal counsel reasonably satisfactory to the indemnified party(ies) within a reasonable period of time after notice of the commencement of such claim [it being recognized and acknowledged that Nixon, Hargrave, Devans & Doyle LLP and Streich Lang, PA, shall be regarded as such reasonably satisfactory counsel to the indemnified party(ies)]. IF the indemnifying party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the indemnified party(ies). As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim and shall pay the reasonable attorneys fees of such defense, subject to paying for only one counsel. The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof.

            11.8 LIMITATION OF REMEDIES. No party to this Agreement shall be liable to any other party or parties or have any remedies against any other party or parties under this Agreement other than as provided in Paragraph 11, "Indemnification," and Paragraph 12, "Termination." The parties understand that this requires that all disputed claims shall be submitted to arbitration in accordance with Paragraph 10.4, "Arbitration."

         12. TERMINATION.

            12.1 TERMINATION EVENTS. This Agreement may be terminated and abandoned prior to the closing thereof, by notice given in the manner hereinafter provided:

                  12.1.1 By TNCI, (a) if without a material breach of the terms or conditions of this Agreement by TNCI, all of the conditions set forth in Paragraph 9, "Conditions Precedent to the Obligations of TNCI," shall not have been satisfied on or before the Closing Date and have not been waived by TNCI on or before such dates, as the case may be, or (b) a material breach of the terms or conditions of this Agreement by IFT occurs which breach is not cured within ten (10) days following the giving of written notice thereof to IFT.

                  12.1.2 By IFT, (a) if without a material breach of the terms or conditions of this Agreement by IFT occurs which breach is not cured within ten (10) days following the giving of written notice thereof to IFT, all of the conditions set forth in Paragraph 10, "Conditions Precedent to the Obligations of IFT," shall not have been satisfied on or before the Closing Date and have not been waived by IFT on or before such date, as the case may be, or (b) a material breach of the terms or conditions of this Agreement by TNCI occurs which breach is not cured within ten (10) days following the giving of written notice thereof to TNCI.

                  12.1.3 By the mutual agreement of TNCI and IFT.

            12.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Paragraph 12.1, "Termination Events," this Agreement shall forthwith become void, and, there shall be no liability or continuing obligations on the part of the parties hereunder, except as provided below:

                  12.2.1 no party may terminate this Agreement pursuant to Paragraph 12.1.1(b) or 12.1.2(b) if such party is in material breach of the terms of this Agreement;

                  12.2.2 TNCI shall continue to be bound by Paragraph 7.4.5 through November 14, 1999 so long as IFT owns at least 20% of the outstanding Common Stock of TNCI, computed by assuming that all Preferred Stock or convertible notes held by IFT have been converted into Common Stock of TNCI; and provided that if IFT does not give its consent to a proposed transaction during the foregoing period, which consent shall not be unreasonably withheld, TNCI may purchase the Common Stock and Common Stock equivalents based on conversion of Preferred Stock and convertible debt held by IFT at a price equal to the greater of $3.50 per share or the average of the bid and ask prices of the Common Stock on the principal market on which the Common Stock is traded on the date of purchase; and

                  12.2.3 after November 14, 1999 IFT shall have a right of first refusal, for a period of fifteen (15) days after receipt of written notice from TNCI, to purchase any debt or equity securities of TNCI on the same terms and conditions as any bona fide third party. IFT shall have the foregoing right of first refusal so long as IFT owns at least 20% of the outstanding Common Stock of TNCI, computed by assuming that all Preferred Stock and convertible debt held by IFT have been converted into Common Stock of TNCI. 12.2.4 TNCI shall grant IFT a license to use TNCI's technology under terms of a license agreement attached as Exhibit C hereto, which license shall (i) permit TNCI to continue to utilize such technology directly in its business, but not license such technology to any third party; (ii) be for a fifteen (15) year term; (iii) permit IFT to license the technology on a royalty-free basis; and (iv) give IFT a first right of refusal to purchase the technology on the same terms and conditions as TNCI proposes to sell the technology to a bona fide third party purchaser.

         13. EXPENSES AND TRANSFER TAXES.

            13.1 TNCI shall be solely responsible for paying its own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement, and shall have no obligation for paying such expenses or costs of IFT.

            13.2 IFT shall be solely responsible for paying is own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement, and shall have no obligation to reimburse the expenses or costs of TNCI.

            13.3 Notwithstanding any of the other provisions hereof, in the event of arbitration with respect to the interpretation or enforcement of this Agreement in accordance with Paragraph 11.4 hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys' fees, incurred in such arbitration and/or litigation. For purposes of this subparagraph 13.3, a party shall be deemed to be the prevailing party only if such party (A)(i) receives an award or judgment in such arbitration and/or litigation for more than 50% of the disputed amount involved in such matter, or (ii) is ordered to pay the other party less than 50% of the disputed amount involved in such matter or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or (ii) succeeds in defeating the other party's request for such an equitable remedy.

            13.4 TNCI and IFT do not believe any sales or transfer taxes will be due as a result of the sale and transfer of the Assets as contemplated in this Agreement. TNCI shall, however, pay any sales or transfer taxes which may become due on the sale or transfer of the Assets to TNCI and the other transactions contemplated under this Agreement.

         14. RISK OF LOSS. The risk of loss or destruction of all or any part of the Assets prior to the Closing Date from any cause (including, without limitation, fire, theft, acts of God or public enemy) shall be upon IFT. Such risk shall be upon TNCI if such loss occurs after the Closing Date.

         15. NOTIFICATION OF CLAIMS. Each party will promptly notify the other of any third party claims against any party relating to TNCI or the Assets of which it receives knowledge or notice so as to permit such party an opportunity to prepare a timely defense to such claim or to attempt settlement.

         16. TNCI BOARD OF DIRECTORS. On the Closing Date, the Board of Directors and officers of TNCI shall consist of the following seven (7) persons; Irwin L. Gross (Chairman), Wilbur Riner, Sr. (President and CEO), Morris C. Aaron (Executive Vice President), Frank E. Gomer (Executive Vice President), two
(2) outside directors to be determined by IFT, and one (1) outside director to be determined by TNCI.

         17. MISCELLANEOUS.

            17.1 BINDING AGREEMENT. The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

            17.2  NEGOTIATIONS  WITH  THIRD  PARTIES.  In  consideration  of the undertakings  by the  parties of the  substantial  legal,  accounting  and other expenses incident to the parties proceeding toward the closing of the transaction contemplated hereby the parties agree that, through the earlier of May 15, 1999 or the Closing Date, neither party will enter into or pursue any arrangements or negotiations with any other party relative to (i) the merger of TNCI into any other party or any purchase or sale of substantially all of the assets or control relative to any extraordinary transaction, in the case of TNCI, without the consent of IFT, and (ii) the acquisition by IFT of all or substantially all of the assets, or the voting control, of a company whose business is related to or in competition with the business conducted by TNCI, without the consent of TNCI.

            17.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

            17.4 ENTIRE AGREEMENT. This Agreement and its exhibits and schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof. The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

            17.5 MODIFICATION. This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

            17.6   NOTICES.   All   notices,   requests,   demands   and   other
communications shall be deemed to have been duly given three (3) days after postmark of deposit in the United States mail, if mailed, certified or registered mail, postage prepaid, one day after delivery to a nationally recognized overnight courier, upon receipt by facsimile (with confirmation back), or upon hand delivery:

                           If to IFT:

                           Interactive Flight Technologies, Inc.
                           4041 North Central Avenue, Suite B-200
                           Phoenix, Arizona 85012
                           Attn: Irwin L. Gross, Chief Executive Officer

                           With copy to:

                           Christian J. Hoffmann, III
                           Streich Lang, P.A.
                           Renaissance One
                           Two North Central Avenue
                           Phoenix, Arizona 85004-2391

                           If to TNCI:

                           The Network Connection, Inc.
                           1324 Union Hill Road
                           Alpharetta, Georgia 30201
                           Attn: Wilbur Riner, Sr., President

                           With a copy to:

                           Peter W. Rothberg, Esq.
                           Nixon, Hargrave, Devans & Doyle LLP
                           437 Madison Avenue
                           New York, New York 10022-7001

or to such other address as any party shall designate to the other in writing. The parties shall promptly advise each other of changes in addresses for such notices.

                  17.7 CHOICE OF LAW. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Delaware.

                  17.8 SEVERABILITY. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

                  17.9 OTHER DOCUMENTS. The parties shall upon reasonable request of the other, execute such documents as may be reasonably necessary to carry out the intent of this Agreement.

                  17.10 HEADINGS AND THE USE OF PRONOUNS. The paragraph headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement. All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

                  17.11 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

                  17.12 NO WAIVER AND REMEDIES. No failure or delay on a parties part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise. No remedy or election hereunder shall be deemed exclusive but it shall, where ever possible, be cumulative with all other remedies in law or equity.

                  17.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  17.14 FURTHER ASSURANCES. Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party's obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are reasonably necessary to effect this Agreement.

                  17.15 RULES OF CONSTRUCTION. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party has been represented by counsel in the drafting and negotiation of this Agreement.

                  17.16 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                  17.17 BULK SALES; SALES TAX. The parties hereby waive compliance with the requirements of any applicable bulk sales or bulk transfer statutes of any states having jurisdiction, and IFT hereby agrees to be responsible for and shall indemnify and hold harmless TNCI against any liability that may arise as a result of any obligations imposed by such statutes. Additionally, IFT shall be responsible for and shall indemnify and hold harmless TNCI for any sales tax due upon the transfer of the Assets pursuant to this Agreement or any sales tax which should have been collected by IFT in connection with operation of the Business being transferred on or prior to the Closing Date.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


IFT:                                      TNCI:

INTERACTIVE FLIGHT TECHNOLOGIES,          THE NETWORK CONNECTION, INC., a
INC., a Delaware Corporation              Georgia corporation

/s/ Irwin L. Gross                        /s/ Wilbur Riner
---------------------------------------   --------------------------------------
Irwin L. Gross, Chief Executive Officer   Wilbur Riner, Sr., President

                      Interactive Flight Technologies, Inc.
                        Asset Purchase and Sale Agreement
                             SCHEDULE 1.1.1 - ASSETS

1. Assets

NOTE: Amounts set forth are as of March 31, 1999 and are for identification purposes and do not constitute a representation or warranty as to valuation.

Cash                                                              4,250,000.00
Credit Card Deposits in Bank One Account Number 4492-4972
for credit cards issued to IFT employee to be hired by TNCI         113,391.34*

Gaming Receipts - Account 2142-3926                                   4,902.52

Non-Gaming Receipts                                                      71.26*

Prepaid Insurance                                                    12,607.63*

Prepaid Other                                                         2,049.05*

Inventory Used in the Business (The net book value of inventory, $1,505,481.38, is included as part of accounts receivable - Swissair LTU)

Property, Plant and Equipment, Net(1)                               651,626.77*

All Intellectual Property rights and other intangibles used in Business(2)

Long term deposit - UPS                                                 150.00*


* Approximate

----------
1 Includes immaterial of FF&E for Philadelphia and New York offices and furniture at 4041 North Central Avenue, which will not be part of merger. To be reconciled.

2 No value assigned for purposes of these schedules. Does not include corporate name.

2. In addition, IFT has agreed to pay to TNCI certain net proceeds relating to the following, as set forth in Sections 7.7.1 and 7.7.2 of the Agreement.


Accounts Receivable - Swissair Content (net of $28,647.38
allowance for doubtful accounts)                                      19,017.55

Accounts Receivable - SRT                                             22,650.33
Interest Receivable Swissair Extended Warranty                        67,000.00
Contingent Recovery - Avnet/:Hamilton Hallmark(3)                  3,500,000.00*
Contingent Recovery - FortuNet, and former executives(4)
All rights to IFEN 2.0 deposits and other deposits with
Swissair (subject to terms of relevant contracts)                    555,000.00*


3. IFT shall also pay to TNCI the net proceeds from any sale (within the next 12 month period) for the personal property leased by IFT pursuant to the Master Lease Agreement and Schedules 01 and 02 thereto, described on Schedule 5.12 hereto.

----------
3      Amount based on  settlement  proposal  made by IFT.  Claim filed in State
       Court  of  Arizona.   Not  reflected  in  the  Company's  GAAP  financial
       statements.

4 Company has filed actions against FortuNet, Michail Itkis, Thomas Metzler and John Alderfer seeking recoveries of approximately $4,000,000, $1.5 Million, $30,000 and $30,000 respectively.

                      Interactive Flight Technologies, Inc.
                        Asset Purchase and Sale Agreement
                           SCHEDULE 2.1 - LIABILITIES


1. All obligations and liabilities of IFT arising out of the following without limitation

All Accounts Payable                                            588,661.92*

All Accounts Payable, Accrual                                   110,501.60*

Purchase order Accrual                                          (11,742.06)*

Severance Accrual - Steve Fieldmen                               54,999.79*

All Accrued Payroll(1)                                          102,244.00

All Accrued Vacation(2)                                          76,259.24

All Accrued Warranty Obligations                              3,870,390.16

All Accrued Property Taxes                                       16,968.74

All Leases Payable - Short Term                                  40,746.40

All FortuNet Accrual and Obligations under                      391,667.00

the FortuNet Agreement or to Yuri Itkis(3)

All IFEN 2.0 development costs                                  254,198.00

Accrued Bonuses, including without limitation                   103,695.56
those set forth on the attached Schedules

All Accrued Support Costs                                     1,246,189.56

Total Liabilities                                             6,845,049.91

Note: Amounts are approximate and do not limit obligations assumed. Such amounts are also as of March 31, 1999.

2. All obligations under the Operations Center Lease identified on Schedule 5.10, and the Contracts identified as being assumed on Schedule 5.12 and any other operational business expenses and arising out of the Business and incurred in the ordinary course of business.

3. See also ss.7.7 hereof.

----------
1 Includes all IFT employees and will be adjusted to actual based on specific employees to transition with merger.

2 Includes all IFT employees and will be adjusted to actual based on specific employees to transition with merger.

3      The Company is disputing amounts due under this contract.

                      Interactive Flight Technologies, Inc.
                        Asset Purchase and Sale Agreement
                                 SCHEDULE 3.1.1

                      ARTICLES OF AMENDMENT TO THE ARTICLES
                               OF INCORPORATION OF
                          THE NETWORK CONNECTION, INC.

                                 ---------------

         These Articles of Amendment (the "Amendment") are being executed as of May 5, 1999, for the purpose of amending the Articles of Incorporation of The Network Connection, Inc. (the "Company"), pursuant to Section 14-2-602 of the Georgia Business Corporation Code.

         NOW, THEREFORE, the undersigned hereby certifies as follows:

         FIRST: The name of the corporation is The Network Connection, Inc.

         SECOND: Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors, adopted the following resolution providing for the creation of Two Million Four Hundred Ninety-Five Thousand Four Hundred (2,495,400) shares of Series D Convertible Preferred
Stock:

         RESOLVED, that pursuant to Article V of the Articles of Incorporation of the Company, there be and hereby is authorized and created a series of Preferred Stock, hereby designated as Series D Convertible Preferred Stock to consist of Two Million Four Hundred Ninety-Five Thousand Four Hundred (2,495,400) shares with a par value of $.01 per share and a Stated Value of $10.00 per share (the "Stated Value"), and that the designations, preferences and relative, participating, optional or other rights of the Series D Convertible Preferred Stock (the "Series D Preferred Stock") and qualifications, limitations or restrictions thereof, shall be as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The terms defined in this Article whenever used in this Amendment have the following respective meanings:

              (a)  "ADDITIONAL  CAPITAL  SHARES"  has the  meaning  set forth in
Section 6.1(c).

              (b) "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

              (c) "AGREEMENT" means that certain Asset Purchase and Sale Agreement dated April 29, 1999 between the Corporation and IFT.

              (d) "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

              (e) "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Corporation.

              (f) "CLOSING DATE" means the date of closing under the Agreement.

              (g) "COMMON SHARES" or "COMMON STOCK" means shares of common stock, $.001 par value, of the Corporation.

              (h) "COMMON STOCK ISSUED AT CONVERSION" when used with reference to the securities issuable upon conversion of the Series D Preferred Stock, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which the Series D Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

              (i) "CONVERSION DATE" means any day on which all or any portion of shares of the Series D Preferred Stock is converted in accordance with the provisions hereof.

              (j) "CONVERSION NOTICE" has the meaning set forth in Section 6.2.

              (k) "CONVERSION PRICE" means on any date of determination the applicable price for the conversion of shares of Series D Preferred Stock into Common Shares on such day as set forth in Section 6.1.

              (l) "CORPORATION" means The Network Connection, Inc., a Georgia corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

              (m) "CURRENT MARKET PRICE" on any date of determination means the closing bid price of a Common Share on such day as reported on the NASDAQ or such other exchange or quotation system where such Common Stock is traded.

              (n) "HOLDER" means IFT, any successor thereto, or any Person to whom the Series D Preferred Stock is subsequently transferred in accordance with the provisions hereof.

              (o) "IFT" means Interactive Flight Technologies, Inc., a Delaware corporation.

              (p) "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

              (q) "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, a unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

              (r) "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

              (s) "VALUATION EVENT" has the meaning set forth in Section 6.1.

              All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                                    RESERVED

                                    ARTICLE 3
                                      RANK

         The Series D Preferred Stock shall rank (i) prior to the Common Stock;
(ii) prior to any class or series of capital stock of the Corporation hereafter created other than "Pari Passu Securities" (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with Corporation's Series B 8% Convertible Preferred Stock and with Corporation's Series C 8% Convertible Preferred Stock, and (iv) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series D Preferred Stock ("Pari Passu Securities").

                                    ARTICLE 4
                                    DIVIDENDS

         The Holder shall be entitled to receive dividends and distributions on or with respect to the Series D Preferred Stock if, as, when, and in the amounts declared by Corporation's Board of Directors.

                                    ARTICLE 5
                             LIQUIDATION PREFERENCE

         (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series D Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preferences payable on all such shares.

         (b) At the option of each Holder, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Series D Preferred Stock in accordance with and subject to the terms of this Article 5; PROVIDED, that all holders of Series D Preferred Stock shall be deemed to elect the option set forth above if at least a majority in interest of such holders elect such option. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

         (c) For purposes hereof, the "Liquidation Preference" with respect to a share of the Series D Preferred Stock shall mean an amount equal to the Stated Value thereof.

                                    ARTICLE 6
                     CONVERSION OF SERIES D PREFERRED STOCK

         SECTION 6.1 CONVERSION; CONVERSION PRICE. Each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock (rounded to the nearest 1/100 of a share) equal to a fraction, the numerator of which is (a) the product of One Hundred Fifty Percent (150%) multiplied by the number of outstanding shares of Common Stock on the Closing Date (excluding the shares of Common Stock and Preferred Stock issued to IFT on the Closing Date pursuant to the Agreement), treating all convertible securities (other than the Series D Preferred Stock), options, warrants, and other rights to acquire securities of Corporation outstanding on the Closing Date as if they had been converted or exercised (whether or not actually converted or exercised), as the case may be, minus (b) the number of shares of Common Stock issued to IFT on the Closing Date pursuant to the Agreement, and the denominator of which is 2,495,400.

         Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs after the date hereof as a result of which the number of Common Shares Outstanding (assuming for purposes of such determination, the issuance of all such shares pursuant to an exercise or conversion (as the case may be) of options, warrants, and other securities issued as part of such Valuation Event) shall be increased or decreased, then the Conversion Price shall automatically be proportionately decreased or increased, respectively, and the number of Common Shares reserved for issuance pursuant to the conversion of the then Outstanding Series D Preferred Stock shall be automatically proportionately increased or decreased respectively, so as appropriately to reflect the effects of such Valuation Event, effective immediately upon the effectiveness of such Valuation Event. The adjustment required by the foregoing sentence shall be effectuated each time a separate Valuation Event shall occur, and such adjustments shall therefore be cumulative.

For purposes of this Section 6.1, a "VALUATION EVENT" shall mean an event in which the Corporation at any time takes any of the following actions:

         (a) subdivides or combines its Capital Shares;

         (b) makes any distribution or dividend of its Capital Shares in respect of Outstanding Capital Shares;

         (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 6.1(a) and 6.1(b) above, at a price per share less, or for other consideration lower, than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect and issuances under presently outstanding warrants, options or convertible securities, to officers, directors or employees of the Corporation, or otherwise under the Corporation's 1994 Employee Stock Option Plan or non-employee Director Stock Option Plan;

         (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

         (e) issues any securities convertible into or exchangeable or exercisable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

         (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 6.1(a) through 6.1(e)); or

         (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 6.1(a) through 6.1(f), inclusive, which in the opinion of the Corporation's Board of Directors, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Series D Preferred Stock.

         SECTION 6.2 EXERCISE OF CONVERSION PRIVILEGE. (a) Conversion of the Series D Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "Conversion Notice") to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this Section 6.2 shall constitute a Conversion Date. The Corporation shall convert the Series D Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver the shares of Series D Preferred Stock to the Corporation by express courier within 30 days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Series D Preferred Stock shall be accompanied by a proper assignment hereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than five Business Days after the Corporation's receipt of such Conversion Notice, or such Series D Preferred Stock, whichever is later, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this Article 6, and (ii) cause to be mailed for delivery by overnight courier to the Holder (X) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion and (Y) cash, as provided in Section 6.3, in respect of any fraction of a Share issuable upon such conversion. Holder shall indemnify the Corporation for any damages to third parties as a result of a claim by such third party to ownership of the Series D Preferred Stock converted prior to the receipt of the Series D Preferred Stock by the Corporation. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates as long as the Series D Preferred Stock shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder of the Series D Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 6.4), to surrender the Series D Preferred Stock and to release the Corporation from all liability thereon. No cash payment aggregating less than $1.50 shall be required to be given unless specifically requested by the Holder.

         (b) If, at any time (i) the Corporation challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Series D Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 6.2 or (ii) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Series D Preferred Stock into Common Shares, then the Holder shall have the right but not the obligation, by written notice to the Corporation, to require the Corporation promptly to redeem the Series D Preferred Stock for cash at a redemption price equal to, in the case of (i), one hundred and twenty-five percent (125%) of the Stated Value thereof and, in the case of (ii), one hundred and fifteen percent (115%) of the Stated Value thereof (each, the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

         SECTION 6.3 FRACTIONAL SHARES. No fractional Common Shares or scrip representing fractional Common Shares shall be issued upon conversion of the Series D Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction. No cash payment of less than $1.50 shall be required to be given unless specifically requested by the Holder.

         SECTION 6.4 RECLASSIFICATION, CONSOLIDATION, MERGER OR MANDATORY SHARE EXCHANGE. At any time while the Series D Preferred Stock remains outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of the Series D Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series D Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Series D Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series D Preferred Stock providing that the Holder shall have the right to convert such new Series D Preferred Stock (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Series D Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Series D Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Series D Preferred Stock had the Series D Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 6.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

         SECTION 6.5 COMPLIANCE WITH SECTION 13(D). Notwithstanding anything herein to the contrary, until the Holder shall have filed a Schedule 13D or
Schedule 13G under the Securities Exchange Act of 1934 (the "Exchange Act") and otherwise complied with the requirements of Section 13 of the Exchange Act with respect to its beneficial ownership of the Common Stock, the Holder shall not have the right, and the Corporation shall not have the obligation, to convert all or any portion of the Series D Preferred Stock if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion would result in the Holder's being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Exchange Act, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series D Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series D Preferred Stock and the Holder shall have no interest in or rights under such Redemption Shares. Any and all dividends paid on or prior to the date of such determination shall be deemed dividends paid on the remaining shares of Series D Preferred Stock held by the Holder. Such redemption shall be for cash at a redemption price equal to the sum of (i) the Stated Value of the Redemption Shares and (ii) any accrued and unpaid dividends to the date of such redemption.

         SECTION 6.6 SHAREHOLDER APPROVAL. Unless the Corporation shall have obtained approval by its voting stockholders in accordance with the rules of the NASDAQ or such other stock market or quotation system as the Corporation shall be required to comply with, of the issuance of Common Shares to the Holder pursuant to a conversion of Series D Preferred Stock, then the Corporation shall not issue shares of Common Stock upon any such conversion if such issuance of

Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of shares of the Series D Preferred Stock, would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date. The limitation on the Holder's right of conversion contained in the preceding sentence shall terminate on July 15, 1999.

                                    ARTICLE 7
                                  VOTING RIGHTS

         Except as otherwise provided by the Georgia Business Corporation Code ("GCL"), in this Article 7, or in Article 8 below, the Holders of the Series D Preferred Stock shall have no voting power.

         In the event that on or before July 15, 1999, the Corporation's Articles of Incorporation have not been amended to increase the number of authorized shares of Common Stock sufficiently to permit the Corporation to issue to IFT, upon the exercise of all options and warrants and the conversion of all convertible securities held by IFT, that number of shares of Common Stock necessary to satisfy the Corporation's obligations under all such securities, then each share of Series D Preferred Stock shall be entitled to cast six (6) votes at any duly called meeting of the stockholders of the Corporation on any matter presented for consideration of such stockholders.

         During the period in which the Series D Preferred Stock shall be non-voting, the Corporation shall nonetheless provide each Holder of Series D Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Holder, at least thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the GCL the vote of the holders of the Series D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series D Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the class. To the extent that under the GCL holders of the Series D Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series D Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the GCL.

                                    ARTICLE 8
                              PROTECTIVE PROVISIONS

         As long as shares of Series D Preferred Stock are Outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the GCL) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:

         (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock;

         (b) create any new class or series of capital stock having a preference over the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series D Preferred Stock;

         (c) increase the authorized number of shares of Series D Preferred Stock; or

         (d) do any act or thing not authorized or contemplated by this Amendment which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event holders of at least a majority of the then outstanding shares of Series D Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock, pursuant to subsection (a) above, so as to affect the Series D Preferred

Stock, then the Corporation will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Amendment as they exist prior to such alteration or change or continue to hold their shares of Series D Preferred Stock.

                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.1 LOSS, THEFT, DESTRUCTION OF SERIES D PREFERRED STOCK. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series D Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series D Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series D Preferred Stock, new shares of Series D Preferred Stock of like tenor. The Series D Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 10.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series D Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

         SECTION 9.2 WHO DEEMED ABSOLUTE OWNER. The Corporation may deem the Person in whose name the Series D Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series D Preferred Stock for the purpose of receiving payment of dividends on the Series D Preferred Stock, for the conversion of the Series D Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series D Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

         SECTION 9.3 NOTICE OF CERTAIN EVENTS. In the case of the occurrence of any event described in Section 6.1 of this Amendment, the Corporation shall cause to be mailed to the Holder of the Series D Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty
(20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not practicable, at the earliest practicable date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Series D Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Series D Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

         SECTION 9.4 REGISTER. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series D Preferred Stock. Upon any transfer of the Series D Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series D Preferred Stock register.

         The Corporation may deem the person in whose name the Series D Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series D Preferred Stock for the purpose of receiving payment of dividends on the Series D Preferred Stock, for the conversion of the Series D Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon the Series D Preferred Stock to the extent of the sum or sums so paid or the conversion or conversions so made.

         SECTION 9.5 WITHHOLDING. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series D Preferred Stock.

         SECTION 9.6 HEADINGS. The headings of the Articles and Sections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation to be signed by its duly authorized officers as of the day first above written.

                                         THE NETWORK CONNECTION, INC.




                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


INITIAL HOLDER

INTERACTIVE FLIGHT TECHNOLOGIES, INC.



By:
   ------------------------------------
   Name:
   Title:

                                     ANNEX I
                           [FORM OF CONVERSION NOTICE]


TO:



         The undersigned owner of this Series D Preferred Stock (the "Series C Preferred Stock") issued by The Network Connection, Inc. (the "Corporation") hereby irrevocably exercises its option to convert __________ shares of the Series D Preferred Stock into shares of the common stock, $.001 par value, of the Corporation ("Common Stock"), in accordance with the terms of the Amendment. The undersigned hereby instructs the Corporation to convert the number of shares of the Series D Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 6 of the Amendment. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Series D Preferred Stock recertificated, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Amendment.


Dated:
      ---------------------------

---------------------------------
           Signature


         Fill in for registration of Series D Preferred Stock:


Please print name and address
(including zip code number) :

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